Exhibit 10.9
Certain identified information in this document has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

AMENDMENT NO. 3 TO
CUSTOMER INSTALLMENT PROGRAM AGREEMENT

This AMENDMENT NO. 3 TO CUSTOMER INSTALLMENT PROGRAM AGREEMENT (this “Amendment”) is entered into and made effective as of May 6, 2022 (the “Amendment Effective Date”) and amends the Customer Installment Program Agreement, dated July 16, 2020, as amended (together with any exhibits, schedules, amendments or addendums, the “Agreement”), by and between Shopify Inc., a Canadian corporation (“Shopify”), and Affirm, Inc., a Delaware corporation (“Affirm”). Capitalized terms used but not defined herein shall have the same meaning as those in the Agreement.

WHEREAS, Section 30 of the Agreement provides that no modification of the Agreement shall be effective unless made in writing and duly signed by the Parties referring specifically to the Agreement; and

WHEREAS, pursuant to Section 30 of the Agreement, Shopify and Affirm desire to amend the Agreement to the extent set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Effective as of the Amendment Effective Date, the Agreement shall be amended as set forth in the attached changed sections/items of the “Terms and Conditions” as set forth on Exhibit A.
2.Effective as of the Amendment Effective Date, the Agreement shall be amended as set forth in the attached changed sections/items of the “Service Level Agreement (SLA) Standards” as set forth on Exhibit B
3.Effective as of the Amendment Effective Date, the Agreement shall be amended as set forth in the attached changed sections/items of the “Program Outline” as set forth on Exhibit C.
4.Effect of Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated herein. The provisions and agreements set forth herein shall not establish a custom or course of dealing or conduct among the Parties. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby. In the event of any inconsistency, conflict or ambiguity as to the rights and obligations of the Parties under this Amendment, the terms of this Amendment shall control and supersede any such inconsistency, conflict or ambiguity.

5.Reference to the Agreement. After giving effect to this Amendment, unless the context otherwise requires, each reference in the Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” or words of like import referring to the Agreement shall refer to the Agreement as amended by this Amendment; provided that references in the Agreement to “as of the date hereof” or “as of the date of this Agreement” or words of like import shall continue to refer to July 16, 2020.

6.Miscellaneous. The provisions of Sections 23 (Notices), and Sections 28-31, and 33 of the Agreement shall apply to this Amendment mutatis mutandis as if set forth herein to the extent applicable.
[Signature page to follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their authorized representatives below.

Shopify Inc.	Affirm, Inc.
Signature:	Signature:
Name: Amy Shapero	Name: Silvija Martincevic
Title: Chief Financial Officer	Title: Chief Commercial Officer
Date: May 6, 2022	Date: May 6, 2022
Notices. Notices required under this Agreement shall be delivered pursuant to Section 23 (Notice), and addressed as set forth below:

If to Shopify:    If to Affirm:

Shopify Inc.    Affirm, Inc.
150 O’Connor Street, Ground Floor    650 California Street, 12th Floor Ottawa, ON    San Francisco, CA 94108
K2P 2L8    Attention: Chief Legal Officer
Canada    [***]
[***]

Exhibit A
AMENDED TERMS AND CONDITIONS
The following terms and conditions are intended to be added to the Terms and Conditions of the Agreement, and, where such terms conflict with an existing section in the Agreement, entirely replace such sections of the Agreement.

The amended sections below shall entirely replace those same sections in the Agreement. All other sections that are not amended or replaced herein shall remain unmodified as expressly stated in the Agreement.

1.The definition of “Program Outline” in Section 2 is hereby replaced in its entirety as follows:
“Program Outline” means, collectively, the program outlines agreed to by the Parties outlining each component of the Program. The Program Outline is fully described and set forth in Exhibit A-1, A-2 and any subsequent exhibits.
2.Section 11 of the Terms and Conditions is hereby replaced in its entirety as follows:
11. Term and Termination.
11.1 The term of this Agreement begins on the Effective Date and will remain in effect for an initial term ending on June 8, 2025 (“Initial Term”), unless otherwise terminated as permitted herein. After the Initial Term, this Agreement shall automatically renew for successive 1-year periods (each, a “Renewal Term”) unless a Party provides the other Party with written notice of its election to terminate this Agreement at least 180 days prior to the expiration of the Initial Term or the then- current Renewal Term as applicable. The Initial Term together with all Renewal Terms and any wind-down or transition period shall be collectively referred to herein as the “Term.” Any Program Outline(s) still in effect will terminate on the date that termination of the Agreement takes effect, subject in each case to Affirm’s obligations in Section 11.6 (Orderly Transition).
3.The Program Outline attached as Exhibit A to the Agreement shall be attached as Exhibit A-1.

Exhibit C
AMENDMENT TO THE PROGRAM OUTLINE

The following terms and conditions are intended to be added to the Program Outline attached to the Agreement, and, where such terms conflict with an existing section in the Program Outline, entirely replace such sections of the Program Outline.

The amended sections below shall entirely replace those same sections in the Agreement. All other sections that are not amended or replaced herein shall remain unmodified as expressly stated in the Agreement.

1.Shopify and Affirm agree to [***]. Starting on May 1, 2022, and ending on June 30, 2022, each Shopify Fee set forth in Y1 of Addendum A-2 to Exhibit A (now known as Exhibit A-1) of the Agreement will be [***]. Starting on July 1, 2022, and ending on March 31, 2023, each Shopify Fee set forth in Y2&Y3 of Addendum A-2 to Exhibit A of the Agreement (now known as Exhibit A-1) will be [***].
2.[***].

Exhibit A-2
SECOND PROGRAM OUTLINE
This Second Program Outline entered into and effective on the Effective Date noted in the below signature block (the “Second Program Effective Date”), is made pursuant to, and is a part of, that certain Customer Installment Program Agreement between Shopify Inc., a Canadian corporation (“Shopify”) and Affirm, Inc., a Delaware corporation (“Affirm”) with an effective date of July 16, 2020, as amended (the “Agreement”). To the extent applicable and not otherwise expressly contradicted herein, the terms of the Agreement shall apply mutatis mutandis to the Customer Installment Program (as described below). All capitalized terms not defined in this Program Outline shall take their respective meanings as set forth in the Agreement.
This Second Program Outline describes the Customer Installment Program to be incorporated into the Agreement.
IN WITNESS WHEREOF, the Parties have caused this Second Program Outline to be duly executed by their authorized representatives below.

Affirm, Inc.	Shopify Inc.
Signature: /s/ Silvija Martincevic	Signature: /s/ Amy Shapero
Printed Name: Silvija Martincevic	Printed Name: Amy Shapero
Title: Chief Commercial Officer	Title: Chief Financial Officer
Date: May 6, 2022	Date: May 6, 2022

1)Program Description. The Program will be offered only in the United States, and (at the option of Affirm with Shopify consent) its territories. The Financial Product associated with the Program (“High-AOV Product”) shall be a closed-end installment loan product that will bear a [***]% or [***]% APR, will have no late fees, and will have a repayment term of [***], or as otherwise mutually agreed upon by the Parties. The High-AOV Product may be utilized only for orders that are not less than $[***] USD and not greater than $[***] USD, unless otherwise mutually agreed upon by the Parties. Customers may be dynamically offered personalized payment options for each transaction, which may include [***] First Product payments every two weeks, [***] High-AOV Product payments, or both. Affirm will use one or more state-chartered banks or other FDIC-insured institutions (each, a “Bank”) to originate the High-AOV Product for Customers except in Iowa. Solely with respect to Customers in Iowa, Affirm Loan Services, LLC will be the creditor at origination for any Successful Transaction resulting from a Customer’s use of the High-AOV Product, and Affirm Loan Services, LLC will cause payment to be made directly to Eligible Merchant. Notwithstanding Section 5.1 of the Agreement, for purposes of this Second Program Outline, Affirm or its bank partner(s) is responsible for determining and modifying underwriting criteria in its sole discretion in compliance with Applicable Laws.

2)Product Construct. For purposes of the High-AOV Product only, and regardless of any provisions to the contrary in the Agreement, the Parties have agreed to the following “Product Construct”:
a)     Once Affirm has finalized Customer Agreements in consultation with Shopify in accordance with Section 5.1 of the Agreement (provided, that Affirm will have sole control and discretion related to any Customer Agreements), Shopify shall generate a final digital product of such Customer Agreements and render as a payment option for Customers within Shop Pay at checkout on the Platform. In the event a Customer selects the Program option to pay for goods or services, it shall be directed to payment details and underwriting, as agreed upon by both parties. Shopify is responsible to render the Customer Agreements as directed by Affirm and to provide Affirm [***] reports to validate that each Customer viewed the required Customer Agreements. Failure by Shopify to meet its obligation as to the Customer Agreements will subject it to penalties as agreed by the Parties. In addition, Affirm shall have the right to refuse to provide the Program to Customers in the event Shopify does not render the Customer Agreements as directed by Affirm.
b)     With respect to data collection at checkout, Bank and Affirm may use the Customer Information provided to it by Shopify through the SHOP App for purposes of providing or underwriting the High-AOV Product to Customers. To the extent additional GLBA NPI is needed by Affirm from the Customer to provide the High-AOV Product, Affirm shall direct Shopify to render and collect the GLBA NPI and ensure its proper use and storage. Shopify is responsible to render the GLBA NPI request and store/use it as directed by Affirm. Upon request, Shopify will provide Affirm with a report to validate its compliance with Affirm’s directions, such compliance to be subject to validation by Affirm through reporting or audit rights.
c)     Any Customer electronic mail (“email”) and SMS text communications regarding the terms or repayments of the Financial Product shall be sent by Affirm with mutually agreed upon Shop Pay branding with a link out to the Shop mobile app and from the “[***]” email address with “[***]” as the sender. As to all other communications to Customers, including but not limited to, (i) welcome messages, (ii) general Program information, (iii) general account creation, (iv) general Shop Pay information (check account, update information, etc.), Shopify is permitted to send such communications itself in consultation with Affirm. For purposes of clarity, SMS messaging will be used by Affirm solely for the purposes of recovery efforts and upcoming payment reminders, unless mutually agreed to by the Parties.
d)     With respect to the post-purchase user/Customer portal, the Parties agree to have (i) an Affirm embedded link within the SHOP App directing a user to the Affirm user portal and (ii) for users that do not have the SHOP APP, an Affirm hosted webview that shall have the look and feel of the SHOP App user portal. Shopify is responsible for ensuring Affirm’s ability to display the Affirm embedded link within the SHOP App and the Affirm hosted webview on Shopify’s Platform. The Parties agree to work in good faith to move to a fully-hosted API experience (as instructed by Affirm for servicing purposes) to enable the Parties to optimize the Customer’s user experience for the Financial Product as set forth in Section 14 of the Agreement.
3)Launch. The Parties will launch the High-AOV Product on the Platform in two (2) phases: (1) Alpha Phase: with a certain number of Eligible Merchants to be mutually agreed upon by the Parties (“Alpha Phase”) and launched by the Launch Date, or such other mutually agreed to date; and (2) GA Phase: promptly following the Alpha Phase, (the “GA Phase”). Prior to the launch of the High-AOV Product with each potential Eligible Merchant, Shopify shall cause such Merchant to enter into a Merchant Agreement, or amendment to the existent Eligible Merchant has already entered into a Merchant Agreement with Affirm, which Merchant Agreement shall be substantially in the form attached as Exhibit E to the Agreement, between Affirm and such

Merchant (each, a “Merchant Agreement”). After the GA Phase, (A) Shopify agrees to make the High-AOV Product the default Financial Product for all net-new Eligible Merchants and (B) Shopify and Affirm will use commercially reasonable efforts to offer the High-AOV Product as the default Financial Product for all existing Eligible Merchants.
4)Merchant Engagement, Marketing and Migration.
a)With respect to Merchant engagement and marketing, Shopify agrees to: (i) consult with Affirm on its plan for engagement with potential Eligible Merchants; (ii) to use commercially reasonable efforts to launch the High-AOV Product with all potential Eligible Merchants on the Platform during the GA Phase; (iii) to use commercially reasonable efforts to configure the Platform such that all Eligible Merchants will have the option, by default, to offer the Financial Product to Customers; (iv) work with Affirm in good faith to develop a marketing plan for the Program; and (v) work with Affirm in good faith to drive repeat purchases for the program.
b)At such time prior to the Target Migration Date, Affirm will use commercially reasonable efforts to migrate to the High AOV Product any High-AOV Migration Eligible Merchant (the “Migration”); provided, that Shopify will maintain existing merchant fees and Financing Programs that a Merchant currently has on a Direct Affirm Integration (“Existing Merchant Fees”), unless otherwise agreed to by the Parties. As it pertains to managing the complexities of merchant financing programs, Affirm will use commercially reasonable efforts to build a programmatic way of sharing merchant financing programs with Shopify. The parties will work in good faith to determine the most optimized way to allow Shopify to receive the necessary merchant financing program information in an automated fashion and to provide all operational support required to implement mutually agreed upon merchant pricing customizations by [***]. Further, Shopify and Affirm will collaborate and work in good faith to maintain or increase the value each Merchant currently receives with the High-AOV Product versus a Direct Affirm Integration. Shopify acknowledges that Affirm’s ability and responsibility to migrate such Merchants is subject to existing contractual restrictions between such Merchants and Affirm, but Affirm agrees to take all reasonable steps to notify and migrate Merchants to Shopify; provided, that Shopify and Affirm will work in good faith to prevent termination of the Program by Migrated Merchants. Once complete for each Migrated Merchant, Shopify's associated revenue share will be determined by Section 2 “Migrated Merchants” of Addendum A-1 to Exhibit A-2 attached hereto for each Migrated Merchant that signs up for the High AOV Product, subject to the Migrated Merchant Transition Volume described therein. “High-AOV Migration Eligible Merchant” means any Eligible Merchant that, as of a mutually agreed upon date that is prior to the Target Migration Date (not to be less than [***] days before the Target Migration Date), is: (i) on the Shopify platform, (ii) has enabled Shopify Payments and Shop Pay, (iii) utilizing an Affirm product substantially similar to the High AOV Product (the “Direct Affirm Integration”). “Target Migration Date” means [***]; provided that Affirm may extend such date for up to [***]. “Financing Programs” means cart ceilings, cart floors, loan term lengths and Customer APR terms.
c)The Parties will work in good faith and take commercially reasonable efforts to achieve the launch timeline as indicated in the Alpha Phase, the GA Phase and the migration of Merchants as referenced in 4(b) above to the High AOV Product.
5)High-AOV Product Placement. Shopify agrees to consult with Affirm on best practices for product placement of the High-AOV Product and to suggest, if applicable, product placement to Eligible Merchants on home page, product page, cart page, and checkout. Notwithstanding the preceding sentence, product placement shall ultimately be determined in Shopify’s and its Merchants’ discretion.
6)Merchant Fees and Payout.
a)Merchant Fees. Each Eligible Merchant that makes the High-AOV Product available to its customers shall pay fees to Affirm as set forth in the applicable Merchant Agreement and as determined by Shopify. Generally, fees to be paid by an Eligible Merchant to Affirm (“Merchant Fees”) shall equal the sum of a percentage of the [***] amount (including any [***] made by a Customer at the time of purchase) of each sale approved by Affirm and captured by an Eligible Merchant (each, a “Successful Transaction”), in each case, in accordance with the applicable Merchant Agreement. The tiers of Merchant Fees that may be offered to a Merchant are set forth in the tables on Addendum A-1 to Exhibit A- 2.
b)Payouts to Eligible Merchants. Affirm and/or its Affiliates shall disburse funds in connection with the Program to each Eligible Merchant in accordance with this Section 6(b) and as stated in the applicable Merchant Agreement. Each Eligible Merchant shall establish and maintain a U.S. depository account in good standing (each, a “Bank Account”) in accordance with the Merchant Agreement. Subject to Affirm’s Risk Approval Process (as applicable), within [***] business days following a Successful Transaction, Affirm shall provide to the Eligible Merchant a report setting forth all Successful Transactions, and shall also initiate a transfer of Settlement Funds (which shall include the gross amount of the Successful Transaction, less Merchant Fees as applicable, refunds and any items held in suspense as dispute items, as further defined in each Merchant Agreement) for all Successful Transactions to the Eligible Merchant’s Bank Account in accordance with the Merchant Agreement (each, a “Payout”). Eligible Merchants shall receive daily settlements (aggregated to the extent possible) from Affirm and its Affiliates with respect to all Successful Transactions occurring on each business day. Any amounts due from Merchants to Affirm in accordance with the Merchant Agreements shall be deducted by Affirm from Payouts to the Eligible Merchant’s Bank Account. In the event that a Payout results in a negative balance, then Affirm shall debit the Bank Account for the negative amounts owed. If the debit of the Bank Account for the amounts owed fails, Affirm agrees to work with Shopify on agreed-upon logic as to the number of debit attempts and time frame, after which Affirm may then deduct the negative balance amount owed from Shopify Fees and payouts that are more than [***] past due at the end of the applicable month. If Affirm terminates the Merchant Agreement as a result of an Eligible Merchant’s failure to meet the eligibility criteria in Affirm’s Risk Review Process (which means the process by which Affirm reviews, assesses, and analyzes an Eligible Merchant’s risk compared to Affirm’s eligibility criteria, including, without limitation, confirmation that the applicable Eligible Merchant does not violate Affirm’s Prohibited Business Policy) prior to a Payout, Affirm will not be liable for the Eligible Merchant’s loss relating to the sale of its goods or services in violation of the Prohibited Business Policy, provided that Affirm has notified Shopify as soon as practicable but no later than [***] Business Days following the Eligible Merchant’s acceptance of the Merchant Agreement that the Eligible Merchant fails to meet the Affirm Risk Review Process. The Parties agree to work together in good faith to mitigate both Merchant and Customer losses relating to the sale of its goods or services in violation of the Prohibited Business Policy.
7)Shopify Fees and Payout.
a)Shopify Fees. With respect to each Successful Transaction, Affirm shall pay to Shopify a fee (“Shopify Fee”) equal to (i) the [***] amount of such Successful Transaction multiplied by (ii) the applicable [***] set forth in Addendum A-1 to Exhibit A-2. With respect to each Merchant, the Shopify Fee shall not be duplicative of any commissions, revenue sharing or other fees due from Affirm to Shopify under any other agreements.
b)Payouts to Shopify. No later than [***] business days following the end of each [***], Affirm shall transfer, in U.S. dollars via wire transfer or ACH, to Shopify’s U.S. bank account (the “Shopify Account”) the aggregate amount of Shopify Fees due for such calendar month. Affirm may deduct from the Shopify Fees any fees or other amounts owed by Shopify to Affirm under the Agreement. In the event there are insufficient funds in the Shopify Account to net out amounts owed to Affirm by Shopify, Affirm shall invoice Shopify for such amounts and, following receipt, Shopify shall promptly pay such amounts to Affirm. Affirm shall also provide Shopify with a statement accompanying each payment, detailing the amount of the Shopify Fees due to Shopify for the applicable month, and deductions made from such payment of Shopify Fees, if any as to be mutually agreed by Parties, in sufficient detail to permit Shopify to validate the amount of such payment. To validate revenue earned by Shopify on a monthly basis, payouts to Shopify shall be accompanied by a report that contains [***].
c)Payment Processing: Beginning [***], Shopify shall pay for Program payments processing in excess of [***]% up to [***]% for the High AOV Product. Shopify and Affirm to work in good faith and partner to optimize repayment methods (debit versus credit and the introduction of ACH).
8)Customer Installment Program Delay. The Parties will use reasonable efforts to launch the Alpha Phase of the High-AOV Product no later than a date mutually agreed to by the Parties (the “Launch Date”).
9)Merchant Underwriting and AML/OFAC Screening. Upon the Alpha Phase launch date, Affirm shall be responsible, with Shopify support, for underwriting Merchants. Additionally, while each Party retains independent OFAC screening compliance obligations, upon Alpha Phase launch, Affirm shall be responsible for administering and maintaining an AML and OFAC compliance program to screen Merchants (“Affirm’s AML/OFAC Screen”). On a date to be mutually agreed upon by the Parties, Shopify will develop, implement and be responsible for its own Merchant underwriting processes and AML compliance, which shall include, without limitation, OFAC, BSA and KYC screening, to determine a Merchant’s eligibility to participate in the Program (“Shopify AML/OFAC Screen”), in addition to any other Affirm screening as required by Applicable Law, or mutually agreed to by the Parties. Shopify AML/OFAC Screen may be performed by a third party on behalf of Shopify, and Shopify will be responsible for such third party’s performance. Affirm shall provide Shopify with guidance around existing workflows, processes and requirements; and Shopify shall perform the Shopify AML/OFC Screen for the Financial Product in accordance with the requirements communicated by Affirm and in accordance with Applicable Law. As applicable, each Party’s AML/OFAC Screen for the Financial Product shall at all times comply with Applicable Law, including, OFAC regulations and guidance. Shopify agrees in good faith to notify Affirm in advance of any material changes to the Shopify AML/OFAC Screen that could have an adverse impact to Customers or AML/OFAC compliance, and to consult with Affirm about such changes. Eligible Merchants are subject to Affirm’s Risk Approval Process until such time that Parties mutually agree otherwise. Eligible Merchants are subject to Affirm’s OFAC Screen and will remain subject to Affirm’s Risk Approval Process as described in the Program Outline. As long as the Parties agree that Affirm is responsible for Merchant AML/OFAC screening, or if certain screening by Affirm is required by Applicable Law, and, in addition to any other rights or remedies that Affirm may have, Affirm shall have the right to immediately suspend its services and/or terminate any agreement between Affirm and an Eligible Merchant in accordance with the terms of that agreement if such Eligible Merchant does not meet Affirm’s eligibility criteria set forth in Affirm’s Risk Approval Process.

If Affirm elects to terminate an agreement with an Eligible Merchant in accordance with the terms and conditions of such agreement and notifies Shopify of such intent to terminate, Shopify will promptly (but no later than 24 hours following Affirm’s notification to terminate) notify the Eligible Merchant of such termination in writing (electronic notification acceptable). In addition, Affirm shall have the right to request reporting and a reasonable review of Shopify’s performance of the Shopify AML/OFAC Screen. Upon identifying a material deficiency in the Shopify AML/OFAC Screen, Affirm shall have the right (but not the obligation), to immediately (i) suspend the Program with respect to any Merchants not yet onboarded to the Program as of the date of suspension; and/or (ii) assume responsibility for Merchant underwriting or the Merchant AML/OFAC Program (with costs to be paid by Shopify) if Affirm determines, in good faith and based on the advice of counsel, that Shopify’s actions or failure to act has resulted in (a) a violation of Applicable Law; or (b) material adverse impact to Customers. Shopify shall promptly remedy any material deficiency in the Shopify AML/OFAC Screen. Shopify will in good faith provide Affirm with reasonable advance notice of any significant change in merchant onboarding volume compared with the forecasts provided by Shopify to Affirm in accordance with Section 11 of the Program Outline.

10)Affirm Application Programming Interface (“Affirm API”). No later than [***], Affirm shall develop software that allows the Platform to communicate automatically via the Affirm APIs with the Platform for the purpose of initiating Applications and otherwise supporting the High-AOV Product, and Affirm will disclose the portion of the Affirm APIs to Shopify necessary for Shopify to allow its Platform to integrate with the Affirm API. The Affirm API and all modifications, enhancements and derivative works thereof, and all documentation and specifications related thereto, shall be deemed Affirm Pre-Existing IP.
11)Reports. Affirm shall deliver to Shopify on a [***] basis, or on such basis as mutually agreed upon by the Parties, a [***]. [***]. Shopify shall deliver to Affirm on a [***] basis, or on such basis as mutually agreed upon by the Parties, a [***] report [***]. [***]. On at least a [***] basis, Shopify shall [***]. Shopify further agrees in good faith [***]. Any [***] failures [***] will be discussed by the Strategic Operating Committee.
12)Program Modifications. To the extent Shopify requests a modification of the High-AOV Product that requires development beyond that contemplated by this Agreement, the Parties will review the incremental cost of any such development. If the Parties agree to such modification, the incremental costs will be shared equally between the Parties unless the Parties mutually agreed to a different allocation of costs.
13)Service Levels. In addition to the SLAs set forth in the Agreement, Affirm shall provide its services in connection with the Program in accordance with the SLAs set forth on Addendum A-1 to Exhibit A and Shopify shall comply with the SLAs applicable to Shopify as set forth on Addendum A-1 to Exhibit A.